EXHIBIT 1

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Form of Proxy - Special Meeting of Debentureholders to be held on Monday, October 17, 2016

This Form of Proxy is solicited by and on behalf of Management.
Notes to proxy
1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 3:00 pm, Calgary time, on Thursday, October 13, 2016

Appointment of Proxyholder
I/We being holder(s) of debentures of TransGlobe Energy Corporation ("TransGlobe") hereby appoint(s): Randy Neely, or failing him, Ross Clarkson, or failing him, Lloyd Herrick	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

As my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the debentureholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting (the "Meeting") of holders ("Debentureholders") of 6.0% convertible unsecured subordinated debentures ("Debentures") of TransGlobe to be held at Suite 300, 250 - 5th Street SW, Calgary AB on Monday, October 17, 2016 at 3:00 pm (Calgary time) and at any adjournment or postponement thereof.
VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

	FOR	Against

1. Amendment of Trust Indenture

To pass an extraordinary resolution, in the form attached as schedule "A" to the accompanying management information circular and proxy statement of TransGlobe dated September 16, 2016 (the "Information Circular"), to approve certain amendments to the trust indenture governing the Debentures that will give TransGlobe the right, exercisable in the sole discretion of TransGlobe at any time prior to the maturity date of the Debentures, to redeem all but not less than all of the then outstanding Debentures at a price equal to the principal amount outstanding, plus accrued and unpaid interest up to (but excluding) the redemption date, plus an interest penalty equal to interest otherwise due from the redemption date up to (but excluding) the maturity date, all as more fully set forth in the accompanying Information Circular.
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Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
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